[Updated Form of Performance Restricted Stock Unit Agreement (2011 Performance Incentive Plan) Effective June 27, 2013]

INTERNATIONAL RECTIFIER CORPORATION
2011 PERFORMANCE INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

Participant Name:        As identified in notification from E*Trade

Number of Stock Units:	As identified in notification from E*Trade [1]

Vesting Schedule:	See vesting provisions set forth in Exhibit A attached hereto[1]

Award Date:	June 27, 2013
______________________________________________________________________________
1 All share and unit numbers are subject to adjustment under the terms of the Plan. The Stock Units are subject to acceleration and termination prior to vesting as provided herein.

THIS AGREEMENT is among INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Corporation”), and the employee named above (the “Participant”), an employee of the Corporation or one of its Subsidiaries, and is delivered under the International Rectifier Corporation 2011 Performance Incentive Plan (the “Plan”).
W I T N E S S E T H
WHEREAS, the Compensation and Stock Option Committee of the Board has approved, and the Corporation has granted, effective as of the Award Date, to the Participant a restricted stock unit award under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.
NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
1.    Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan. For purposes of this Agreement, a “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation.
2.    Grant. Subject to the terms of this Agreement and the Plan, the Corporation grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units set forth above. The Corporation acknowledges that the consideration for the shares payable with respect to the Stock Units on the terms set forth in this Agreement shall be the services rendered to the Corporation and its Subsidiaries by the Participant prior to the applicable vesting date, the fair value of which is not less than the par value per share of the Corporation’s Common Stock.

3.    Vesting. The Stock Units subject to the Award shall become vested as set forth in Exhibit A attached hereto and incorporated herein by reference, subject to earlier termination or acceleration and subject to adjustment as provided herein.
4.    Continuance of Employment Required. Except as otherwise provided herein, the vesting schedule applicable to the Stock Units requires continued service through the “Vesting Date” set forth in Exhibit A attached hereto as a condition to the vesting of the award and the rights and benefits under this Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not (except as otherwise expressly provided in Section 8) entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service.
5.    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.
6.    Restrictions on Transfer. Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 5.7 of the Plan. No specific exception to the general transfer prohibitions set forth in Section 5.7 of the Plan has been authorized by the Administrator.
7.    Timing and Manner of Payment with Respect to Stock Units. Stock Units subject to this Agreement will be paid in an equivalent number of shares of Common Stock promptly after (and in all events within two and one-half months after) the vesting of such Stock Units in accordance with the terms hereof, subject to adjustment as contemplated by Section 9. The Participant or other person entitled under the Plan to receive the shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.
8.    Effect of Termination of Employment or Change in Control.
(a)    Termination after Certain Events. In the event the Participant ceases to be employed by the Corporation or one of its Subsidiaries prior to the Vesting Date, the Participant’s Stock Units shall be extinguished to the extent such Stock Units have not become vested prior to such termination of employment, and regardless of the reason for such termination of employment, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Participant incurs a permanent and total disability resulting in the Participant’s termination of employment or if the Participant dies while employed by the Corporation or a Subsidiary prior to the Vesting Date, then the Stock Units subject to the Award shall remain outstanding and shall be eligible to become vested on a prorated basis such that the number of such Stock Units that shall become vested as of the Vesting Date shall equal (i) the number of such Stock Units that would have vested as of the Vesting Date as set forth in Exhibit A attached hereto (or, if applicable, in connection with a Change in Control as provided in Section 8(c)) had the Participant’s employment continued through such Vesting Date, multiplied by (ii) a fraction, the numerator of which shall be the number of days during the period commencing on the Award

Date and ending on the Vesting Date (the “Performance Period”) that the Participant was employed by the Corporation or one of its Subsidiaries, and the denominator of which shall be the number of days in the Performance Period.
(b)    Termination of Stock Units. If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units, without payment of any consideration by the Corporation or any Subsidiary, shall automatically terminate and be cancelled without any other action by the Participant, or the Participant’s beneficiary, as the case may be.
(c)    Possible Acceleration Upon Change in Control. Notwithstanding anything contained in Section 7.2 of the Plan to the contrary, in connection with a Change in Control (as defined below) the effective date of such Change in Control shall be considered the “Vesting Date” for purposes of determining whether any portion of the then outstanding and unvested Stock Units subject to the Award will become vested pursuant to the vesting schedule and terms set forth in Exhibit A attached hereto. In such event, the Participant shall, if the Participant is employed by the Corporation or one of its Subsidiaries immediately prior to the Change in Control, be entitled upon (or, as may be necessary to give effect to the acceleration, immediately prior to) the Change in Control to vesting of the number of Stock Units subject to the Award equal to the number of Stock Units that would have vested in accordance with the terms hereof using the performance metrics set forth in Exhibit A attached hereto and assuming that the price paid per share of Common Stock pursuant to the terms of the Change in Control (or, if there is no such price, the fair market value of a share of Common Stock (as determined under Section 5.6 of the Plan) on the date of the Change in Control) is equal to the “Final Average Share Price” (as defined in Exhibit A attached hereto) for purposes of the vesting schedule and terms set forth in Exhibit A attached hereto and any remaining unvested portion of the Award shall terminate as of the Change in Control. For purposes of this Agreement, “Change in Control” has the meaning assigned to such term in the Plan; provided, however, that for purposes of this Agreement, the percentages in paragraph (a) and in clause (2) of paragraph (c) of such definition shall be fifty percent (50%) instead of thirty percent (30%).
9.    Adjustments in Case of Changes in Common Stock. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.
10.    Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.    Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 101 North Sepulveda Boulevard, El Segundo, California 90245, to the attention of the Assistant Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.
12.    Plan and Program. The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to awards granted to employees. The Participant acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof. Notwithstanding the foregoing, this document does not supersede any rights the Participant may have to accelerated vesting under the terms of any written severance agreement entered into between Participant and the Corporation or one of its Subsidiaries prior to the date hereof.

13.    No Service Commitment by Corporation. Nothing contained in this Agreement or the Plan constitutes an employment commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at-will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.
14.    Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
15.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
16.    Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
18.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
19.    Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).
20.    Suspension of Form S-8. If upon the Vesting Date, the registration statement on Form S-8 (as may have been amended or superseded from time to time) filed by the Corporation with the Securities and Exchange Commission with respect to the Plan has been suspended or is no longer effective, and the Administrator or its designee reasonably anticipates that the issuance of Common Stock in respect of any of the Stock Units on the Vesting Date would violate applicable federal securities laws, then vesting shall not occur (and the Vesting Date shall be delayed) until the Administrator or its designee reasonably anticipates that making such payment will not cause such a violation.
21.     Electronic Signature or Acknowledgement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. The provision of photographic or facsimile copies, or electronic signature, confirmation or acknowledgement of or by a party, shall constitute an effective original signature of a party for all purposes under this Agreement, and may be used with the same effect as manually signed originals of this Agreement for any purpose.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the Plan.

INTERNATIONAL RECTIFIER                PARTICIPANT
CORPORATION, a Delaware corporation

By:	Signature by Electronic Acceptance or Confirmation
Signature
Print Name:
Address
Its:
City, State, Zip Code

EXHIBIT A

PERFORMANCE GOAL - VESTING

Subject to the terms of the Plan and this Agreement, up to one hundred percent (100%) of the total number of Stock Units subject to the Award are eligible to become vested on the last day of the Corporation’s fiscal year that ends in June 2016 (the “Vesting Date”) based on the extent to which the Corporation’s “Final Average Share Price” (as defined below) exceeds the fair market value (as determined under Section 5.6 of the Plan) of a share of Common Stock on the Award Date (the “Base Price”).

If the Final Average Share Price is equal to or greater than one hundred and thirty percent (130%) of the Base Price, one hundred percent (100%) of the total number of Stock Units subject to the Award shall vest on the Vesting Date. If the Final Average Share Price is less than one hundred and thirty percent (130%) of the Base Price, the total number of Stock Units subject to the Award (if any) that vest on the Vesting Date will be reduced (but not below zero) proportionately by three and thirty three hundredths percent (3.33%) for each percentage point (including fractional percentages) by which the percentage appreciation of the Final Average Share Price over the Base Price is less than thirty percent (30%). Any fractional Stock Unit that results from such a reduction will be rounded down to the next whole Stock Unit. In no event shall any Stock Units vest unless the Final Average Share Price exceeds the Base Price.

For example: If the Final Average Share Price is 125% of the Base Price, eighty-three and thirty-five hundredths percent (83.35%) of the total number of Stock Units subject to the Award shall vest on the Vesting Date, rounded down to the nearest whole stock unit.

For purposes of this Agreement, “Final Average Share Price” means the unweighted average of the daily closing prices of the Common Stock on the New York Stock Exchange for all trading days in the Corporation’s fourth quarter of fiscal year ending in June 2016; provided, however, that in determining the Final Average Share Price, the Administrator shall add back any ordinary or extraordinary cash dividends (without interest) paid by the Corporation on the Common Stock since the Award Date.

Whether and the extent to which the performance goal described above has been achieved will be determined by the Administrator (or, to the extent consistent with Section 162(m) of the Code, its delegate) within 60 days after the Vesting Date, and no vesting shall be deemed to have occurred absent such a determination by the Administrator (or such a delegate as the case may be). Notwithstanding anything contained herein to the contrary (and subject to Section 8(c), any Stock Units subject to the Award that do not become vested as of the Vesting Date shall automatically terminate and be extinguished as of the Vesting Date (after giving effect to the Administrator’s determination as to whether vesting took place within the 60-day period following the Vesting Date).

The Base Price and performance goal set forth above shall be equitably and proportionally adjusted to preserve the intended benefits of the Award and mitigate the effects of (i) any stock splits, reverse stock splits and dividends of stock or other property that occur during the Performance Period, and (ii) to the extent that such adjustment does not violate Section 162(m) of the Code and does not result in a modification of the Award pursuant to applicable accounting rules, any other extraordinary event not foreseen at the time the Performance Goals were established.  The Administrator’s determination of whether such an adjustment is required, and the nature and extent of any such adjustment, shall be final and binding on all persons.

Notwithstanding the foregoing, and except as expressly otherwise provided in Section 8 of this Agreement, any vesting of Stock Units subject to the Award is conditioned upon the Participant being an employee of the Corporation, or one of its directly or indirectly owned subsidiaries, continuously through the applicable Vesting Date (subject to the provisions of Section 8(a) of this Agreement).